Exhibit 10.12

TERMS & CONDITIONS FOR

These terms and conditions (the “Agreement”) govern the sale of project services (“Services”) by [Otsaw Swisslog Healthcare Robotics Pte Ltd – UEN 202140168D] (“Seller”) to the purchaser (“Swisslog Healthcare Asia Pacific Pte Ltd – UEN 199300788E”). By engaging in a project with the Buyer, the Seller agrees to be bound by these terms and conditions.

PROJECT TITLE

PART A: PROPOSED ERECTION OF                                                                                                                                                            , SINGAPORE; AND

PART B: CONTINGENCY WORKS

NOMINATED SUB-CONTRACT WORKS FOR SUPPLY AND INSTALLATION OF AUTOMATED GUIDED VEHICLE SYSTEM

SERVICES PROVIDED

SCOPE OF SERVICES

The Seller agrees to provide the Materials and Services as described in the statement of work (“SOW”). Any modifications or changes to the Services must be agreed upon in writing by both parties through an amendment to the SOW.

Hereby, the seller agrees to provide the services listed below (hereinafter referred to as the “Services”):

1.	Supply of complete AGV equipment based on purchase orders in accordance to tender Specification

2.	Provision of 3 x AGV simulations

3.	Configuration of all installed AGV equipment

4.	Mapping, Graph generation, software programming of AGV system

5.	Testing and Commissioning of AGV system

6.	Attending of Technical coordination and relevant site meeting

7.	Development and commissioning of AGV Touch Panel, PDA and TV as per tender specification

8.	Upon receiving of Certificate of Substantial Completion, the seller is required to provide maintenance during 18 months Defect Liability Period including spare parts, tools and consumables.

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PRICE

S/N	Equipment & Material	Qty	Price
1	Software License fee (TRANSCAR Software TCMS 2)	1
2	AGV Vehicle Transcar K2 (includes reader on board))	20
3	Weight Detection Sensor ROB	20
4	HF80C RFID Reader Hermos, New Version	20
5	Double magnet strip For Container Positioning, Complete	750
6	Transponder Smart-Dome (125X65X20)	750
7	HF20 reader rfid reader USB with external antenna connection	1
8	Battery Set LiFePO4 25.5V 100Ah including BMS	20
9	Charging Contact Rail (Complete)	22
10	Battery Charger LiFePO4 Micro Power Access 50	22
11	Crating at factory	1
12	Warranty support (labour+spare part)_DLP-18mths	1
13	Professional Service, Testing & Commissioning & software	1
14	R&D cost for touch screen / PDA / TV	1
			$2,803,833.50

PAYMENT & INVOICING

The Buyer agrees to pay the Seller the agreed-upon fees for the Goods and Services as specified in the SOW or invoice.

Your Inquiry: RFQ for

Number: SC2023_OF0027

Currency: Singapore dollar

Shipment Terms: Ex-work Factory

Remarks:

●	Price quoted subjected to GST

●	S$600,000.00 down payment upon confirmation of order

●	S$1,082,300.10 payment upon materials readiness for shipment *

●	S$841,150.05 payment upon completion of installation

●	S$280,383.35 after user acceptance test

●	Items not quoted below will be deemed excluded.

●	50% cancellation fee applicable if order is cancelled before material delivery.

*	Materials excluding batteries as per requested by the Buyer

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DELIVERY & PROJECT SCHEDULE

The Seller will deliver the Services within the agreed-upon timeframe as described in Purchase Order.

●	S$600,000.00 down payment upon confirmation of order

●	S$1,082,300.10 payment upon materials readiness for shipment (Requested Delivery Date : 15 Dec 2024)

●	AGV Batteries (Requested Delivery Date : 01 Mar 2025)

●	S$841,150.05 payment upon completion of installation (Requested Delivery Date : 30 Oct 2025)

●	S$280,383.35 after user acceptance test (Requested Delivery Date : 30 Mar 2026)

The seller must provide necessary resources and personnel to attend all related meeting described in the statement of works.

Delays caused by the Buyer may result in adjustments to the project timeline and additional costs to be borne by the Buyer. Exclusion to Force Majeure Events.

“Force Majeure Event” means any act of God, strike, lockout, act of the public enemy, war declared or undeclared, invasion, act of terrorism or sabotage, blockade, labour disturbance, strike, revolution, riot, insurrection, civil commotion, sabotage, accident, volcanic eruption, natural disaster, earthquake, fire, flood, hostility, explosion, act or decree or omission of any governmental agency restraint, perils of the sea, embargo, epidemic, pandemic, radioactive, chemical or biological contamination and aircraft crashes, catastrophic and prolonged communication or power failure, or equipment or software malfunction or any other cause, event or circumstance, whether of the kind specifically enumerated above or otherwise, the occurrence and the effect of which is beyond the reasonable control of the party whose obligation it affects and which renders due performance of an obligation under the Frame Contract illegal, impossible or impracticable.

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FACTORY ACCEPTANCE TEST

Where any Factory Acceptance Test (FATs) of the goods and/or materials is required. The travel expenses incurred by both the seller and buyer shall be borne by each party. Any factory visit from the Buyer shall be subjected to Factory’s approval.

WARRANTY

Hereby, the seller warrants the product and services provided for a period of 18 months after commencement of the Defect Liability Period (DLP) and against any possible defects in terms of statement of work described.

AMENDMENTS

The Parties agree that any amendments made to this Agreement must be in writing, where they must be signed by both Parties to this Agreement.

Accordingly, any amendments made by the Parties will be applied to this Agreement.

LIMITATION OF LIABILITY

The Seller’s liability for any damages, whether arising from the statement of work, is limited to the fees paid by the Buyer for the Services under this Agreement

The Seller shall be liable for any damages arising from Seller’s default from the statement of work.

The seller agrees to indemnify the buyer as well as defend him/her and any affiliated entities and/or individuals, if any, from any claims that may arise from third parties that relate to the Seller’s statement of work.

The Parties agree that the Seller will hold at least the minimum required insurance coverage related to Workers’ Compensation and General Public Liability.

DISPUTE RESOLUTION

Any dispute or difference whatsoever arising out of or in connection with this Agreement shall be submitted to arbitration in accordance with, and subject to the laws of Singapore.

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GOVERNING LAW & JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of Singapore.

Any dispute arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of Singapore.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties and supersedes all prior discussions, negotiations, or agreements, whether written or oral.

SIGNATURE AND DATE

The Parties hereby agree to the terms and conditions set forth in this Agreement and such is demonstrated by their signatures below:

Buyer Representative	Seller Representative

Name:	Name:

Signature:	Signature:

Date: 05 July 2023	Date: 05 July 2023

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